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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1998 Stock Plan (the "1998 Plan") of Candela Corporation for the registration of 500,000 shares of its common stock, of our report dated August 11, 2000 with respect to the consolidated financial statements of Candela Corporation included in its 2000 Annual Report (Form 10-K) for the fiscal year ended July 1, 2000.

                                                  /s/ Ernst & Young LLP


Boston, Massachusetts
February 13, 2001